Exhibit 99.1

For Immediate Release

Insys Therapeutics Reports First Quarter 2017 Results

PHOENIX, Ariz. —  May 9, 2017 — Insys Therapeutics, Inc. (NASDAQ: INSY) ("Insys" or "the Company") today announced financial results for the three-month period ended March 31, 2017.

Highlights of and subsequent to the first quarter of 2017 include:

•	Net revenue totaled $36.0 million, compared to $60.4 million for the first quarter of 2016;

•	Net loss of $6.5 million, or $(0.09) per basic and diluted share, compared to net income of $2.3 million, or $0.03 per basic and diluted share, for the first quarter of 2016;

•	Cash, cash equivalents and investments were $218.5 million as of March 31, 2017;

•

Providing Cannabidiol Oral Solution at doses up to 40 mg/kg/day in compassionate use studies in subjects with refractory pediatric epilepsy following completion of 48 weeks of treatment in the ongoing long-term safety study;

•	Saeed Motahari became President and Chief Executive Officer and was appointed to the Board of Directors, effective April 17, 2017; and

•	Dr. Steven James joined the Company as Vice President of Medical Affairs.

“We believe we have the leading sublingual spray technology and a promising cannabinoid platform and that Insys has a significant number of exciting opportunities ahead, and I am encouraged by the progress we are making in our pipeline. Insys intends to remain committed to supporting our substantial R&D program and optimizing the performance of our current approved assets as we focus on providing much needed relief to the patients for whom our products are being developed,” said Saeed Motahari, President and Chief Executive Officer, of Insys.

“This year, we believe we are poised to grow our commercial portfolio from one to two products, file an NDA for buprenorphine, and significantly advance our pipeline of products across both our sublingual spray and cannabinoid platforms.  Our goal is to continue to focus on working towards a resolution in the DOJ investigation, stabilizing Subsys sales, successfully launching Syndros, and advancing our pipeline as we position ourselves for future growth,” added Motahari.

First Quarter 2017 Financial Results

Net revenue for the first quarter of 2017 was $36.0 million compared to $60.4 million for the first quarter of 2016.

Gross margin was 87% for the first quarter of 2017 compared with 92% for the first quarter of 2016. During the first quarter, gross margin was impacted by a $2.1 million charge for excess and obsolete Subsys inventory.

Sales and marketing expense was $15.7 million during the first quarter of 2017, or 44% of net revenue, compared to $19.8 million, or 33% of net revenue, for the first quarter of 2016.

Research and development expense decreased to $12.9 million for the first quarter of 2017, compared to $19.0 million for the first quarter of 2016.

General and administrative expense was $15.0 million for the first quarter of 2017, compared to $14.7 million for the first quarter of 2016.

Income tax benefit was $5.3 million for the first quarter of 2017.

Net loss for the first quarter of 2017 was $6.5 million, or $(0.09) per basic and diluted share, compared to net income of $2.3 million, or $0.03 per basic and diluted share, for the first quarter of 2016. Non-GAAP adjusted net loss for the first quarter of 2017 was $6.8 million, or $(0.09) per diluted share, compared to non-GAAP adjusted net income of $6.5 million, or $0.09 per diluted share, in the prior year quarter. The reconciliation of net income to non-GAAP adjusted net income is included at the end of this press release.

Liquidity

The Company had $218.5 million in cash, cash equivalents, short-term and long-term investments, no debt, and $267.8 million in stockholders' equity as of March 31, 2017.

Conference Call

As previously announced, Insys management will host its first quarter 2017 conference call as follows:

Date	Tuesday, May 9, 2017
Time	10:00 A.M. EDT
Toll free (U.S.)	844-263-8304
International	213-358-0958
Webcast (live and replay)	www.insysrx.com, under the “Investor Relations” section

A replay will be available shortly after the completion of the call for one week by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering conference call ID number 14339975. The webcast will be archived for 30 days at the aforementioned URL.

About Insys

Insys Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve the quality of life of patients. Using proprietary sublingual spray technology and capabilities to develop pharmaceutical cannabinoids, Insys is developing a pipeline of products intending to address unmet medical needs and the clinical shortcomings of existing commercial products. Insys currently markets one product, SUBSYS® (fentanyl sublingual spray) but has received approval for the marketing of SYNDROS™ (dronabinol oral solution), a proprietary, orally administered liquid formulation of dronabinol that Insys believes has distinct advantages over the current formulation of dronabinol in soft gel capsule.  Insys is committed to developing medications for potentially treating addiction to opioids, opioid overdose, epilepsy, and other disease areas with high unmet need.

SUBSYS® and SYNDROS™ are trademarks of Insys Development Company, Inc., a subsidiary of Insys Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements including regarding our (i) believe that we have the leading sublingual spray technology and a promising cannabinoid platform, (ii) believe that Insys has a significant number of exciting opportunities ahead and remains committed to supporting our substantial R&D program, (iii) believe that we will grow our commercial portfolio from one to two products, file an NDA for buprenorphine, and significantly advance our pipeline of products across both our sublingual spray and cannabinoid platforms, (iv) belief that the differentiating attributes of Syndros™  will provide an important new treatment option for prescribers and patient and that Syndros™ has distinct advantages over the current formulation of dronabinol in soft gel capsule, and (v) belief that our non-GAAP measures can be a meaningful indicator to both our management and investors. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release; actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control. These factors include, but are not limited to risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent updates that may occur in our Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise these statements, except as may be required by law.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of comprehensive income (loss) and cash flow data prepared in accordance with GAAP. In addition, the Company's definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

•	Interest income (expense), net;

•	The recorded provision for income taxes;

•	Depreciation and amortization; and

•	Non-cash expenses, such as stock compensation expense and accrual for expected litigation judgment and government settlements.

The Company believes that Adjusted EBITDA can be a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add-back of non-cash and non-recurring operating expenses that may be subject to uncontrollable factors not reflective of the Company's true operational performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

•	The recorded provision for income taxes;

•	Non-cash expenses, such as stock compensation expense, non-cash interest, and non-cash other expense (i.e., accrual for expected litigation judgment and government settlements); and

•	Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards and windfalls from employee stock option exercises.

Adjusted net income per diluted share is equal to Adjusted net income divided by the diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. As a result of the inherent limitations of each of these non-GAAP financial measures, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

Contact:

Lisa M. Wilson

President, In-Site Communications, Inc.

212-452-2793

— Financial tables follow —

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Net revenue	$35,962	$60,421
Cost of revenue	4,639	4,638
Gross profit	31,323	55,783

Operating expenses:
Sales and marketing	15,658	19,800
Research and development	12,934	19,035
General and administrative	15,042	14,698
Total operating expenses	43,634	53,533
Income (loss) from operations	(12,311)	2,250
Other income (expense),net	26	49
Interest income	435	225
Income (loss) before income taxes	(11,850)	2,524
Income tax expense (benefit)	(5,326)	234
Net income (loss)	$(6,524)	$2,290

Net income (loss) per common share:
Basic	$(0.09)	$0.03
Diluted	$(0.09)	$0.03

Shares used in computing net income per common share:
Basic	71,945,743	71,592,089
Diluted	71,945,743	74,462,878

Percentage of Net revenue:

Net revenue	100.0%	100.0%
Cost of revenue	12.9%	7.7%
Gross profit	87.1%	92.3%

Operating expenses:
Sales and marketing	43.5%	32.8%
Research and development	36.0%	31.5%
General and administrative	41.8%	24.3%
Total operating expenses	121.3%	88.6%

Income (loss) from operations	(34.2)%	3.7%
Other income (expense),net	0.1%	0.1%
Interest income	1.2%	0.4%
Income (loss) before income taxes	(32.9)%	4.2%
Income tax expense (benefit)	(14.8)%	0.4%
Net income (loss)	(18.1)%	3.8%

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	December 31,
	2017	2016
ASSETS:
Cash and cash equivalents	$68,373	$104,642
Short-term investments	86,914	78,238
Accounts receivable, net	13,313	20,654
Inventories	21,288	20,414
Prepaid expenses and other current assets	7,048	5,695
Long-term investments	63,193	53,796
Other non-current assets	77,467	72,697
Total assets	$337,596	$356,136

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities	$69,810	$86,547
Stockholders' equity	267,786	269,589
Total liabilities and stockholders' equity	$337,596	$356,136

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Net income (loss)	$(6,524)	$2,290
Adjustments to arrive at EBITDA:
Interest income	(435)	(225)
Income tax expense (benefit)	(5,326)	234
Depreciation and amortization expense	1,774	1,527
EBITDA	(10,511)	3,826
Non-cash stock compensation expense	3,992	4,126
Adjusted EBITDA	$(6,519)	$7,952

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Net income (loss)	$(6,524)	$2,290
Income tax expense (benefit)	(5,326)	234
Income (loss) before income taxes	(11,850)	2,524
Adjustments to arrive at Adjusted net income (loss):
Non-cash stock compensation expense	3,992	4,126
Adjusted income (loss) before income taxes	(7,858)	6,650
Less: Adjusted income tax provision	(1,095)	128
Adjusted net income (loss)	$(6,763)	$6,522

Adjusted net income (loss) per diluted share	$(0.09)	$0.09